EXHIBIT 99.1

SP Plus Corporation Announces First Quarter 2024 Results

--Record First Quarter Performance Across Multiple Key Measures--

-- Year-over-Year Location Growth of 6%; Maintains Robust 94% Location Retention Rate--

--Technology Transactions and Contribution to Gross Profit at Record Highs--

CHICAGO, May 01, 2024 (GLOBE NEWSWIRE) -- SP® Plus Corporation (Nasdaq:SP), a best-in-class technology and operations management provider of mobility services for aviation, commercial, hospitality, and institutional clients throughout North America and Europe, today announced its first quarter 2024 results.

Management Commentary

Marc Baumann, Chairman and Chief Executive Officer, said, “First quarter results reflected another quarter of strong momentum in several key financial and operating metrics. Gross profit increased 8% year-over-year on both a reported and adjusted basis, and adjusted EBITDA increased 8%, with each measure setting first quarter records for SP+. Our strategy remains firmly on track as we continue to deliver innovative technology solutions and superior operations, expand our addressable market through acquisitions, and monetize technology investments to further accelerate gross profit growth.

“In our Commercial division, 4% reported gross profit growth and 5% adjusted gross profit growth was led by increased demand for our services across a broad range of verticals, with particular strength in healthcare, commerce and residential, each posting double-digit same location year-over-year growth. We ended the first quarter with 3,382 commercial locations, representing 6% year-over-year growth, while continuing to maintain our high 94% location retention rate. Our Aviation division had another strong quarter, achieving double-digit gross profit growth in both reported and adjusted gross profit, which were up 19% and 17% respectively, reflecting the benefit from recent airport contract wins, high travel volumes and cross-selling of additional services at airport locations.

“SP+ continues to deploy our comprehensive portfolio of technology offerings in order to capitalize on an evolving industry. We added 16 standalone Sphere locations during the first quarter for a total of 86 over the last twelve months, a clear indication of our offerings’ strong appeal and our expanded addressable market. In addition, total technology transactions and their contribution to adjusted gross profit each set a quarterly record, both nearly doubling year-over-year. We remain on track to achieve our goal of generating 10% of our gross profit through technology solutions by 2025.

Mr. Baumann concluded, “Our record first quarter performance is directly attributable to the dedication and commitment of our leadership team and team members. Their continued efforts in developing and delivering impactful solutions have been pivotal to our success, and they’re a major reason why SP+ stands at the forefront of the drive toward digital transformation within the parking industry. I greatly appreciate their invaluable contributions toward making every moment matter for a world on the go.”

Financial Summary

In millions except per share	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Total services revenue (before reimbursed management type contract revenue)	$222.1	NA	$216.3	NA
Gross profit (2),(3)	$59.3	$63.0	$55.1	$58.4
General and administrative expenses (3)	$34.8	$31.8	$30.6	$29.3
Operating income (3)	$18.9	$25.1	$19.3	$23.7
Net income attributable to SP Plus(3)	$7.6	$12.2	$8.4	$11.6
Net income per diluted common share (EPS) (3)	$0.38	$0.61	$0.42	$0.58
EBITDA (1),(3)	NA	$30.4	NA	$28.2
Net cash provided by operating activities	$14.6	NA	$7.7	NA
Free cash flow (1)	NA	$8.4	NA	$0.3

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) GAAP gross profit includes depreciation and amortization expense. Please refer to the table accompanying this release for a reconciliation of GAAP gross profit.

(3) Adjusted gross profit, adjusted general and administrative expenses, adjusted operating income, adjusted net income attributable to SP Plus, adjusted net income per diluted common share attributable to SP Plus (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) acquisition-related, restructuring and other costs; (b) the amortization of acquired intangible assets; and (c) with respect to adjusted gross profit, depreciation and amortization expense. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

First Quarter Operating Results

Reported gross profit in the first quarter of 2024 increased 8% year-over-year to $59.3 million. Excluding depreciation and acquisition-related, restructuring and other costs, adjusted gross profit also increased 8% to $63.0 million, as a result of technology-related fees, underlying growth in same locations, increased travel activity, new contract wins, and high location retention.

First quarter 2024 reported general and administrative (“G&A”) expenses were $34.8 million, compared to $30.6 million in the year ago quarter. Adjusted G&A expenses for the first quarter of 2024, which exclude acquisition-related, restructuring and other costs, were $31.8 million, compared to $29.3 million in the first quarter of 2023, reflecting investments in business development and technology deployment, as well as other growth-related initiatives.

First quarter 2024 reported net income attributable to SP Plus was $7.6 million, or $0.38 per diluted common share, compared to $8.4 million, or $0.42 per diluted common share, in the year ago quarter. First quarter 2024 adjusted earnings per common share was $0.61, compared to adjusted earnings per common share of $0.58 for the first quarter of 2023.

First quarter 2024 cash flow from operations and free cash flow totaled $14.6 million and $8.4 million, respectively, compared to $7.7 million and $0.3 million, respectively, in the first quarter of 2023.

Recent Events

On February 12, 2024, SP+ announced that at its special meeting of stockholders on February 9, 2024, SP+ stockholders voted to approve the previously announced Agreement and Plan of Merger with Metropolis Technologies, Inc. (the “Merger”). The Merger remains subject to the satisfaction or waiver of certain other closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As previously disclosed, on February 5, 2024, SP+ and Metropolis each received a request for additional information and documentary material, often referred to as a “Second Request,” from the Antitrust Division of the Department of Justice (the “DOJ”), which extends the waiting period under the HSR Act until 30 days after SP+ and Metropolis have each substantially complied with the Second Request, unless the waiting period is extended voluntarily by the parties or is earlier terminated by the DOJ. SP+ and Metropolis will continue to cooperate fully with the DOJ in its review. The Company continues to expect the Merger to close in 2024.

In light of the pending acquisition by Metropolis Technologies, Inc., and as is customary during such transactions, SP+ will not host an earnings conference call for its first quarter 2024 results.

About SP+

SP+ (www.spplus.com) develops and integrates industry-leading technology with best-in-class operations management and support to deliver mobility solutions that enable the efficient and time-sensitive movement of people, vehicles, and personal travel belongings. With over 20,000 team members located throughout North America and Europe, SP+ is committed to providing solutions that make every moment matter for a world on the go. For more information, visit www.spplus.com.   You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Expectations regarding gross profits, G&A, revenue volatility, actions to limit discretionary spending, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “confident”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “pathway”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company's ability to successfully effect its strategic growth plan; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risks relating to the Company's acquisition strategy and ability to successfully integrate such acquisitions; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; risk management and safety programs do not have the intended effect; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions, including inflation or rising interest rates, or changes in demographic trends; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; risks associated with operations outside of North America; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; goodwill impairment charges or impairment of long-lived assets; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; the long-term impact of climate change on the Company’s business; and actions of activist investors.

Important risk factors relating to the pending acquisition by Metropolis Technologies, Inc., (the “Transaction”) that also may cause a difference between actual results and forward-looking statements include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing, including obtaining required regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) the ability of Parent (as defined in the Merger agreement) to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (iii) potential litigation relating to the Transaction that could be instituted against Parent, the Company or their respective directors, managers or officers, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations; (v) the ability of the Company to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) continued availability of capital and financing and rating agency actions; (viii) legislative, regulatory and economic developments affecting the Company’s business; (ix) general economic and market developments and conditions; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as the Company’s response to any of the aforementioned factors; (xiii) significant transaction costs associated with the Transaction; (xiv) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring the Company to pay a termination fee or other expenses; (xvi) competitive responses to the Transaction; (xvii) the outcome of the Second Request under the HSR Act and (xviii) the risks and uncertainties pertaining to the Company’s business, including those set forth in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s subsequent Quarterly Reports on Form 10-Q, and the risks and uncertainties described in the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (“SEC”) on January 10, 2024, in each case, as such risks and uncertainties may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the SEC, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP’), the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP.  Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted operating income, adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per diluted common share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance.  Such adjustments include, among other things: (i) acquisition-related, restructuring and other costs; (ii) non-routine settlements; (iii) the amortization of acquired intangible assets; (iv) the impact of non-routine asset sales or dispositions; (v) the net loss or gain and the financial results related to sold businesses; (vi) gain/loss on termination of joint ventures or sale of other investments; (vii) non-routine tax items; and (viii) with respect to adjusted gross profit, depreciation and amortization expense. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for adjusted net income and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures or sale of other investments, and (vi) other items that management does not consider indicative of its core performance, as defined above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to the Company’s historical and future operating results. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for investing activities (exclusive of cash used for acquisitions or the purchase of intangible assets and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distributions to non-controlling interests, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted operating income, adjusted net income, adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to or more meaningful indicators of, the Company's operating performance or liquidity than gross profit, G&A, operating income, net income, EPS, or net cash provided by (used in) operating activities, as determined in accordance with U.S. GAAP. In addition, the Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

The summary condensed consolidated financial statements presented below reflect a combination of certain line items from our consolidated financial statements and should be read in conjunction with the financial statements and notes set forth in our Annual Report on Form 10-K and quarterly filings with the SEC.

SP Plus Corporation
Summary Condensed Consolidated Statements of Income
(millions, except for share and per share data) (unaudited)
	Three Months Ended
	March 31, 2024	March 31, 2023
Total services revenue	$451.9	$425.3
Total cost of services (exclusive of depreciation and amortization)	389.2	367.0
General and administrative expenses	34.8	30.6
Depreciation and amortization	9.0	8.4
Operating income	18.9	19.3
Other expense (income)	7.3	6.7
Earnings before income taxes	11.6	12.6
Income tax expense	3.1	3.3
Net income	8.5	9.3
Less: Net income attributable to noncontrolling interests	0.9	0.9
Net income attributable to SP Plus Corporation	$7.6	$8.4
Common stock data
Net income per common share
Basic	$0.38	$0.43
Diluted	$0.38	$0.42
Weighted average shares outstanding
Basic	19,803,578	19,701,426
Diluted	19,992,969	19,867,300

SP Plus Corporation
Revenue and Gross Profit, before depreciation and amortization expense - by Contract type
(millions) (unaudited)
	Three Months Ended
	March 31, 2024	March 31, 2023
Management type contracts
Service revenue	$159.5	$148.1
Subtract: Cost of services (exclusive of depreciation and amortization)	(107.0)	(102.8)
Management type gross profit, before depreciation and amortization expense	$52.5	$45.3

Lease type contracts
Service revenue	$62.6	$68.2
Subtract: Cost of services (exclusive of depreciation and amortization)	(52.4)	(55.2)
Lease type gross profit, before depreciation and amortization expense	$10.2	$13.0

Other revenue and cost of services
Reimbursed management type contract revenue	$229.8	$209.0
Subtract: Reimbursed management type contract expense	(229.8)	(209.0)
Other gross profit, before depreciation and amortization expense	$0.0	$0.0

SP Plus Corporation
Reconciliation of Non-GAAP Measures
(millions, except for share and per share data) (unaudited)
	Three Months Ended
Gross profit	March 31, 2024	March 31, 2023
Total services revenue	$451.9	$425.3
Subtract: Total cost of services (exclusive of depreciation and amortization)	(389.2)	(367.0)
Subtract: Depreciation and amortization	(3.4)	(3.2)
Gross profit, GAAP	59.3	55.1
Add: Depreciation and amortization	3.4	3.2
Add: Acquisition-related, restructuring and other costs	0.3	0.1
Adjusted gross profit	$63.0	$58.4

	Three Months Ended
General and administrative expenses	March 31, 2024	March 31, 2023
General and administrative expenses, GAAP	$34.8	$30.6
Subtract: Acquisition-related, restructuring and other costs	(3.0)	(1.3)
Adjusted G&A	$31.8	$29.3

	Three Months Ended
Operating income	March 31, 2024	March 31, 2023
Operating income, GAAP	$18.9	$19.3
Add: Acquisition-related, restructuring and other costs	3.3	1.4
Add: Amortization of acquired intangibles	2.9	3.0
Adjusted operating income	$25.1	$23.7

	Three Months Ended
Net income attributable to SP Plus	March 31, 2024	March 31, 2023
Net income attributable to SP Plus, GAAP	$7.6	$8.4
Add: Acquisition-related, restructuring and other costs	3.3	1.4
Add: Amortization of acquired intangibles	2.9	3.0
Net tax effect of adjustments	(1.7)	(1.2)
Other, rounding	0.1	-
Adjusted net income attributable to SP Plus	$12.2	$11.6

Adjusted net income per common share
Basic	$0.61	$0.59
Diluted	$0.61	$0.58

	Three Months Ended
Adjusted EBITDA	March 31, 2024	March 31, 2023
Net income attributable to SP Plus, GAAP	$7.6	$8.4
Add:
Income tax expense	3.1	3.3
Interest expense, net	7.3	6.7
Total depreciation and amortization expense	9.0	8.4
Acquisition-related, restructuring and other costs	3.3	1.4
Other, rounding	0.1	-
Adjusted EBITDA	$30.4	$28.2

SP Plus Corporation
Selected Segment Data(millions, unaudited)
	Three Months Ended
Commercial Segment	March 31, 2024	March 31, 2023
Gross Profit, GAAP	$42.6	$41.1
Add: Depreciation and amortization	2.2	1.9
Add: Acquisition-related, restructuring and other costs	0.3	0.1
Adjusted Gross Profit	$45.1	$43.1

General and administrative expenses, GAAP	$8.5	$8.2
Subtract: Acquisition-related, restructuring and other costs	(0.3)	(0.4)
Other, rounding	-	(0.1)
Adjusted G&A	$8.2	$7.7

Operating income, GAAP	$32.4	$31.2
Add: Amortization of acquired intangibles	1.6	1.5
Add: Acquisition-related, restructuring and other costs	0.6	0.5
Adjusted Operating Income	$34.6	$33.2

	Three Months Ended
Aviation Segment	March 31, 2024	March 31, 2023
Gross Profit, GAAP	$16.7	$14.0
Add: Depreciation and amortization	1.2	1.3
Adjusted Gross Profit	$17.9	$15.3

General and administrative expenses, GAAP	$4.1	$3.9
(Subtract): Acquisition-related, restructuring and other costs	(0.1)	(0.2)
Other, rounding	-	(0.1)
Adjusted G&A	$4.0	$3.6

Operating income, GAAP	$11.2	$8.6
Add: Amortization of acquired intangibles	1.4	1.5
Add: Acquisition-related, restructuring and other costs	0.1	0.2
Adjusted Operating Income	$12.7	$10.3

SP Plus Corporation
Summary Condensed Consolidated Balance Sheets
(millions, except for share and per share data)

	March 31, 2024	December 31, 2023
Assets	(unaudited)
Cash and cash equivalents	$17.8	$19.1
Accounts receivable, net	179.6	180.5
Prepaid expenses and other current assets	13.0	12.6
Total current assets	210.4	212.2
Property and equipment, net	72.3	68.3
Right-of-use assets	172.7	179.4
Goodwill	544.4	544.6
Other intangible assets, net	56.7	59.7
Other noncurrent assets	85.9	87.7
Total noncurrent assets	932.0	939.7
Total assets	$1,142.4	$1,151.9
Liabilities and stockholders' equity
Accounts payable	$145.2	$136.6
Accrued and other current liabilities	107.9	128.1
Short-term lease liabilities	54.3	56.2
Current portion of long-term borrowings	18.5	16.5
Total current liabilities	325.9	337.4
Long-term borrowings, excluding current portion	331.9	335.6
Long-term lease liabilities	150.3	158.0
Other noncurrent liabilities	73.7	70.2
Total noncurrent liabilities	555.9	563.8
Total liabilities	881.8	901.2
Total SP Plus Corporation stockholders' equity	260.5	250.8
Noncontrolling interests	0.1	(0.1)
Total stockholders' equity	260.6	250.7
Total liabilities and stockholders' equity	$1,142.4	$1,151.9

SP Plus Corporation
Summary Condensed Consolidated Statements of Cash Flows
(millions) (unaudited)
	Three Months Ended
	March 31, 2024	March 31, 2023
Net cash provided by operating activities	$14.6	$7.7
Net cash used in investing activities	(5.6)	(8.8)
Net cash used in financing activities	(10.2)	18.7
Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.2)
(Decrease) increase in cash and cash equivalents	(1.3)	17.4
Cash and cash equivalents at beginning of year	19.1	12.4
Cash and cash equivalents at end of period	$17.8	$29.8
Supplemental disclosures
Cash paid (received) during the period for:
Interest	$7.0	$6.6
Income taxes, net	($0.1)	$0.1

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)
	Three Months Ended
	March 31, 2024	March 31, 2023
Net cash provided by operating activities	$14.6	$7.7
Net cash used in investing activities	(5.6)	(8.8)
plus: Noncontrolling interest buyout	0.1	2.1
Distributions to noncontrolling interests	(0.7)	(0.5)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.2)
Other, rounding	0.1	-
Free cash flow	$8.4	$0.3

SP Plus Corporation
	March 31, 2024	December 31, 2023	March 31, 2023
Commercial Segment Facilities
Managed facilities	2,986	2,979	2,787
Leased facilities	396	405	414
Total Commercial Segment facilities (1)	3,382	3,384	3,201

Aviation Segment - Airports served
North America	102	101	101
Europe	67	58	58
Total Airports	169	159	159
(1) The increase as of December 31, 2023 included 22 unique locations added as a result of the acquisition of Roker

Contact:
Kevin Waldersen
Director, Financial Analysis
kwaldersen@spplus.com